UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2021

Mister Car Wash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40542	46-1393909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 E 5th Street

Tucson, Arizona 85705

(Address of Principal Executive Offices) (Zip Code)

(520) 615-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MCW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2021, the Board of Directors (the “Board”) of Mister Car Wash, Inc. (the “Company”) increased the size of the Board from eight (8) to ten (10) directors and appointed (i) each of Veronica Rogers and Ronald Kirk to serve as a Class II director on the Company’s Board, (ii) Veronica Rogers to serve as a member of the Board’s Compensation Committee and (iii) Ronald Kirk to serve as a member of the Board’s Nominating and Corporate Governance Committee, in each case, effective October 1, 2021. Each of Ms. Rogers and Mr. Kirk will serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2023 and until such director’s respective successor is duly elected and qualified or such director’s earlier death, disqualification, resignation or removal.

Ms. Rogers has served as Senior Vice President, Head of Global Sales and Business Operations of Sony Interactive Entertainment LLC since January 2020. From 2006 to 2020, Ms. Rogers served in various managerial roles in sales, marketing and business development at Microsoft Corporation (“Microsoft”), most recently as Vice President, Device Partner, Sales from 2018 to 2020. Ms. Rogers received a B.A. in Economics and a Master of Arts degree in Economics from the University of Cambridge, as well as a Master of Science degree in European Political Economy and Political Science from the London School of Economics.

Mr. Kirk has been Senior Of Counsel at the law firm of Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) since March 2013 and co-chairs the International Trade Practice Group. From 2009 until 2013, Mr. Kirk served as the U.S. Trade Representative under President Obama, where he focused on the development and enforcement of U.S. intellectual property law. Prior to serving as U.S. Trade Representative, from 2005 to 2009, Mr. Kirk was a partner of the law firm of Vinson & Elkins LLP and, from 1994 to 2005, was a partner in the Corporate Securities Practice of Gardere Wynne & Sewell LLP. Mr. Kirk currently serves on the board of Texas Instruments Incorporated and of Macquarie Infrastructure Corporation. Mr. Kirk received a B.A. in Political Science and Sociology from Austin College and a J.D. from University of Texas School at Austin of Law.

In accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”), each of Ms. Rogers and Mr. Kirk (i) was granted, effective October 1, 2021 (the “grant date”), 3,865 restricted stock units (“RSUs”), which represents a prorated amount of the Annual Award (as defined below) having a grant date fair value of $100,000 (the “Initial Award”) and (ii) will be eligible to receive, on the date of each annual meeting of the Company’s stockholders (an “Annual Meeting”), subject to his or her continued service on the Board following the date of such Annual Meeting, an award of RSUs having an aggregate fair value on the date of such Annual Meeting of $100,000 (the “Annual Award”). Each of the Initial Award and the Annual Award vest on the earlier of (a) the day immediately preceding the date of the first Annual Meeting following the date of grant and (b) the first anniversary of the date of grant, subject to the director’s continued service on the Board through the applicable vesting date. In addition, in accordance with the Policy, each of Ms. Rogers and Mr. Kirk is eligible to receive annual cash compensation of $75,000 for serving on the Board.

Each of Ms. Rogers and Mr. Kirk is party to the Company’s standard form indemnification agreement in the form filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A (File No. 333-256697), filed with the Securities and Exchange Commission on June 17, 2021.

Item 7.01.	Regulation FD Disclosure.

On October 6, 2021, the Company issued a press release announcing Ms. Rogers’ and Mr. Kirk’s appointments. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Mister Car Wash, Inc., dated October 6, 2021

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mister Car Wash, Inc.

Date: October 6, 2021	By:	/s/ Jedidiah Gold
	Name:	Jedidiah Gold
	Title:	Chief Financial Officer